                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock

                                      of

                          Synthetic Industries, Inc.

                                      to

                            SIND Acquisition, Inc.
                         a wholly owned subsidiary of

                              SIND Holdings, Inc.
                   a corporation formed at the direction of

                                Investcorp S.A.

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK
    CITY TIME ON FRIDAY, DECEMBER 10, 1999 UNLESS THE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $1.00 par value per share (collectively, the "Shares"), of Synthetic Industries, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach BankBoston, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             [LOGO OF BankBoston]

        By Mail:             By Overnight Courier:            By Hand:
    BankBoston, N.A.           BankBoston, N.A.         Securities Transfer &
     Attn: Corporate            Attn: Corporate       Reporting Services, Inc.
     Reorganization           Reorganization 150       c/o Boston EquiServe LP
      P.O. Box 8029              Royall Street              100 Williams
  Boston, MA 02266-8029        Canton, MA 02021            Street/Galleria
                                                         New York, NY 10038

       By Facsimile Transmission            Confirm Receipt of Facsimile
   (For Eligible Institutions Only):             by Telephone Only:
          (781) 575-2233/2232                      (781) 575-3120

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                  THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.


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Ladies and Gentlemen:

  The undersigned hereby tenders to SIND Acquisition, Inc., a Delaware corporation ("Purchaser") and wholly owned subsidiary of SIND Holdings, Inc., a Delaware corporation ("Parent") formed at the direction of Investcorp S.A., a Luxembourg corporation ("Investcorp"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 12, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Certificate No(s). (if available):
                                   -------------------------------------------

 Number of Shares tendered:
                           ---------------------------------------------------

 Check if Shares will be tendered by book-entry transfer

 Account Number at The Depository Trust Company:
                                                ------------------------------

 Dated:                                                                 , 1999
       --------------------------------------------------------------


 Name(s) of Record Holder(s):
                             -------------------------------------------------
                                           (Please Type or Print)

 Address(es):
      ------------------------------------------------------------------------
                                                                    (Zip Code)

 Area Code and Telephone Number: _____________________________________________

 Signature(s):
              ----------------------------------------------------------------


                                   GUARANTEE
                   (Not To Be Used For Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in Section 3 of the Offer to Purchase), and any other required documents, within three Nasdaq National Market System trading days after the date hereof.

 Name of Firm:_________________________    ____________________________
                                               (Authorized Signature)

                                           _______________________________
                                                       (Title)

 Address:______________________________    Name:__________________________
                                                  (Please Type or Print)
 ______________________________________
                             (Zip Code)    Title:_________________________
 Area Code and
 Telephone Number:_____________________    Date:__________________, 1999

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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